EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2003 relating to the consolidated financial statements and financial statement schedule of Activision, Inc. which appears in Activision, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
December 11, 2003